Exhibit 99

Jefferies Reports First Quarter Earnings Per Common Share of $0.19

NEW YORK--(BUSINESS WIRE)--April 21, 2009--Jefferies Group, Inc. (NYSE: JEF) today announced financial results for the first quarter ended March 31, 2009.

Highlights for the first quarter ended March 31, 2009:

  Net revenues were $347.3 million.
  The net earnings for the first quarter of 2009 were $38.3 million.
  The net earnings per common share (diluted) were $0.19.
  Fixed income and commodities revenues were a record $203 million.

Richard B. Handler, Chairman and CEO of Jefferies, commented:

“Our first quarter results make it clear that we have distinguished ourselves from both the TARP-subsidized institutions, as well as the small and mid-cap brokers and boutiques. The performance of our fixed income businesses highlights the breadth and depth of our full-service, client-focused, independently-funded Wall Street securities firm. We have invested many years, an immense amount of human effort and much expense to build what we believe is a first tier provider of sales, trading, research and investment banking services. Our first quarter results reflect only the beginning of what we expect to realize over time from this investment. The events of the last 21 months, and particularly the incredible change in the competitive landscape over the last 12 months, have only enhanced the long-term opportunity we envision for our firm. We thank everyone at Jefferies for their efforts.”

Conference Call

A conference call with management discussion of financial results for the first quarter ended March 31, 2009 will be held today, April 21, 2009, at 9:00 AM Eastern (date and time subject to change). Securities industry professionals may access the management discussion by calling 877-246-1929 or 706-634-9290. A one-week replay of the call will also be available at 800-633-8284 or 402-977-9140 (reservation code # 21419001). A live audio webcast and delayed replay can be accessed at www.jefferies.com.

About Jefferies

Jefferies, an independent, full-service global securities and investment banking firm, has served companies and their investors for more than 45 years. Headquartered in New York City, with offices in more than 25 cities around the world, Jefferies provides clients with capital markets and financial advisory services, institutional brokerage, securities research and asset management. The firm provides investors with fundamental research and trade execution in equity, equity-linked, and fixed income securities, including corporate bonds, high yield bonds, US government and agency securities, repo finance, mortgage- and asset-backed securities, municipal bonds, whole loans and emerging markets debt, as well as commodities and derivatives. Jefferies offers companies capital markets, merger and acquisition, restructuring and other financial advisory services. Jefferies & Company, Inc. is the principal operating subsidiary of Jefferies Group, Inc. (NYSE: JEF: www.jefferies.com).

CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Mar 31, 2009	Mar 31, 2008
Revenues:
Commissions	101,851	113,651
Principal Transactions	152,345	54
Investment Banking	37,086	99,207
Asset Management fees and investment (loss) from managed funds	(37)	(27,796)
Interest	102,087	204,891
Other	12,572	6,480
Total Revenues	405,904	396,487
Interest Expense	63,947	195,291
Net Revenues	341,957	201,196
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	(5,303)	(20,951)
Net Revenues, less Mandatorily Redeemable Preferred Interest	347,260	222,147

Non-Interest Expenses:
Compensation and benefits	213,381	259,951
Floor brokerage and clearing fees	14,780	12,948
Technology and communications	30,785	30,916
Occupancy and equipment rental	16,296	17,257
Business development	9,445	12,900
Other	13,391	20,481
Total non-interest expenses	298,078	354,453

Earnings / (loss) before income taxes	49,182	(132,306)

Income tax expense / (benefit)	16,756	(57,892)
Net earnings / (loss)	32,426	(74,414)
Net (loss) to Noncontrolling Interests	(5,911)	(13,877)
Net earnings / (loss) to Common Shareholders	38,337	(60,537)
Earnings / (loss) per Common Share
Basic	$ 0.19	$ (0.45)
Diluted	$ 0.19	$ (0.45)

Weighted Average Common Shares:
Basic	203,310	141,784
Diluted	203,326	141,784

Effective tax rate	34%	44%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Statement of Earnings
Net Revenues, less mandatorily redeemable preferred interest	347,260	186,874	298,751	383,080	222,147

Non-Interest Expenses:
Compensation and Benefits	213,381	738,506	246,186	277,514	259,951
Non-personnel expenses	84,697	148,136	106,221	100,097	94,502
Earnings / (loss) before income taxes	49,182	(699,768)	(53,656)	5,469	(132,306)

Income tax expense / (benefit)	16,756	(230,283)	(6,090)	4,016	(57,892)

Net earnings / (loss)	32,426	(469,485)	(47,566)	1,453	(74,414)
Net (loss) / earnings to Noncontrolling Interests	(5,911)	(29,583)	(16,262)	5,838	(13,877)

Net earnings / (loss) to Common Shareholders	38,337	(439,902)	(31,304)	(4,385)	(60,537)

Diluted earnings / (loss) per Common Share	$ 0.19	$ (2.39)	$ (0.18)	$ (0.05)	$ (0.45)

Financial Ratios
Pretax Operating Margin	14%	-374%	-18%	1%	-60%
Compensation and Benefits / Net Revenues	62%	480%	90%	71%	129%
Effective Tax Rate	34%	33%	11%	73%	44%

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Revenues by Source
Equities	102,832	87,054	134,853	165,251	142,551
Fixed Income and Commodities	203,344	103,890	72,875	72,763	40,295
High Yield	(7,302)	(89,096)	(59,776)	31,218	(53,061)
Other	6,034	-	-	-	-
Total	304,908	101,848	147,952	269,232	129,785

Investment banking	37,086	87,184	130,125	109,371	99,207

Asset management fees and investment (loss) / income from managed funds:
Asset management fees	3,762	4,765	3,804	4,758	6,285
Investment (loss) / income from managed funds	(3,799)	(39,946)	(7,235)	8,721	(34,081)
Total	(37)	(35,181)	(3,431)	13,479	(27,796)
Net Revenues	341,957	153,851	274,646	392,082	201,196
Interest on Mandatorily Redeemable Preferred Interest of Consolidated Subsidiaries	(5,303)	(33,023)	(24,105)	9,002	(20,951)
Net Revenues, less Mandatorily Redeemable Preferred Interest	347,260	186,874	298,751	383,080	222,147

Other Data
Number of Trading Days	61	64	64	64	61
Average Employees	2,243	2,356	2,403	2,327	2,486
Common Shares Outstanding	169,195	163,216	163,429	162,121	132,762
Weighted Average Common Shares:
Basic	203,310	183,691	173,757	165,694	141,784
Diluted	203,326	183,691	173,757	165,694	141,784

As of March 31, 2009, common stockholders' equity amounted to $2.1 billion, resulting in book value of $12.23 per common share

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Unaudited)

		March 31, 2009

Common shares outstanding		169,194,901
Outstanding restricted stock units		28,240,861
Adjusted shares outstanding		197,435,762

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three months ended
		March 31, 2009

Shares Outstanding (weighted average)	(1)	165,029,324
Unearned restricted stock	(2)	(328,262)
Earned restricted stock units	(3)	29,863,341
Other issuable shares	(4)	8,745,680
Common Shares for Basic EPS		203,310,082

Stock Options	(5)	16,014
Mandatorily redeemable convertible preferred stock	(6)	-
Unearned restricted stock/ restricted stock units	(7)	-
Common Shares for Diluted EPS		203,326,096

(1)	Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2)	As restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3)	As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4)	Other shares issuable not pursuant to any contingency include shares issuable to settle previously granted restricted stock awards, shares issuable under certain deferred compensation plans and shares issuable in connection with earnout agreements.

(5)	Calculated under the treasury stock method in accordance with FASB 128, Earnings per Share. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6)	The conversion of our mandatorily redeemable convertible preferred stock is considered anti-dilutive to our first quarter EPS results and not included in Diluted EPS shares. If dilutive, the conversion would be calculated under the if-converted method in accordance with FASB 128, Earnings per Share, and result in 4,105,138 shares. The if-converted method assumes the conversion of convertible securities at the beginning of the period.

(7)	No longer included in the calculation of Diluted EPS. Upon the adoption of FSP EITF 03-6-1 on January 1, 2009, unearned restricted stock and restricted stock units are participating securities and included in EPS calculations under the two-class method.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer